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                                                                   Exhibit 23(b)


                      CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 21, 2001 relating to the financial statements, which appears in the 2000 Annual Report to Shareholders of Too, Inc., which is incorporated by reference in Too, Inc.'s Annual Report on Form 10-K for the year ended February 3, 2001.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Columbus, Ohio
October 18, 2001